Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2021, as amended by Amendment No. 1 on Form 8-K/A filed on March 15, 2021 (the “Original 8-K”), and, if not defined in the Original 8-K, the final prospectus and definitive proxy statement dated February 12, 2021 filed by Colonnade Acquisition Corp. (“CLA” who, after the Domestication became Ouster, Inc.) prior to the consummation of the Transaction (the “Proxy Statement”).

CLA is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Transaction (as defined below) and other events contemplated by the Merger Agreement.

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of CLA and Ouster adjusted to give effect to the Transaction and other events contemplated by the Merger Agreement, as well as Ouster becoming a wholly-owned subsidiary of Ouster PubCo as a result of Merger Sub, a direct wholly owned subsidiary of CLA, merging with and into Ouster, with Ouster surviving as a wholly owned subsidiary of Ouster PubCo (the “Transaction”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the unaudited pro forma condensed balance sheet for CLA as of December 31, 2020 and the unaudited pro forma condensed balance sheet of Ouster as of December 31, 2020, giving effect to the transaction as if the Transaction and other events contemplated by the Merger Agreement had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of CLA for the period from June 4, 2020 (inception) through December 31, 2020 and the historical consolidated statement of operations and comprehensive loss of Ouster for the year ended December 31, 2020, giving effect to the transaction as if the Transaction and other events contemplated by the Merger Agreement had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical audited consolidated financial statements of CLA (as restated) as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020 included in CLA’s Annual Report on Form 10-K filed with the SEC on March 9, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on June 30, 2021, and incorporated by reference; and

•	the historical audited consolidated financial statements of Ouster as of and for the year ended December 31, 2020 included as Exhibit 99.1 to this Amendment No. 2 on Form 8-K/A.

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed combined financial information should also be read together with “Ouster’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.3 to the Original 8-K.

Description of the Transaction

Pursuant to the Merger Agreement, Merger Sub merged with and into Ouster, with Ouster surviving the Merger. Ouster became a wholly owned subsidiary of CLA and CLA was renamed “Ouster, Inc.” Upon the consummation of the Transaction, Ouster’s equityholders received (or have the right to receive) shares of Ouster PubCo common stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio of approximately 0.703 based on the terms of the Merger Agreement. Accordingly, 126,501,548 shares of Ouster PubCo common stock were issued and outstanding and 24,926,438 shares were reserved for the potential future issuance of Ouster PubCo common stock upon the exercise of Ouster PubCo stock options:

•

the conversion of all outstanding shares of Ouster’s redeemable convertible preferred stock into shares of Ouster common stock at the then-effective conversion rate as calculated pursuant to Ouster’s certificate of incorporation;

•

the cancellation of each issued and outstanding share of Ouster common stock (including shares of Ouster common stock resulting from the conversion of Ouster’s redeemable convertible preferred stock, but excluding shares of Ouster restricted stock) and the conversion into the right to receive a number of shares of Ouster PubCo common stock shares equal to the Exchange Ratio;

•

the assumed net share settlement of all outstanding Ouster warrants in accordance with their respective terms and immediate conversion of each share of Ouster redeemable convertible preferred stock issued upon such settlement into the right to receive a number of shares of Ouster PubCo common stock equal to the Exchange Ratio;

•

the conversion of all outstanding Ouster options into options exercisable for shares of Ouster PubCo common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio; and

•

the conversion of 5,332,765 outstanding unvested restricted shares of Ouster common stock and early exercised stock options subject to repurchase and 3,089,126 vested and unvested shares issued in exchange for nonrecourse notes into shares of Ouster PubCo common stock at the Exchange Ratio, which shares will continue to be governed by the same terms and conditions (including vesting and repurchase terms) effective immediately prior to the effective time of the Merger.

Accounting for the Transaction

The Transaction is accounted for as a reverse recapitalization under GAAP. Under this method of accounting, CLA is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Ouster stockholders comprising a relative majority of the voting power of Ouster PubCo and having the ability to nominate the members of the board of directors of Ouster PubCo, Ouster’s operations prior to the acquisition comprising the only ongoing operations of Ouster PubCo, and Ouster’s senior management comprising a majority of the senior management of Ouster PubCo. Accordingly, for accounting purposes, the financial statements of Ouster PubCo represents a continuation of the financial statements of Ouster with the Transaction being treated as the equivalent of Ouster issuing stock for the net assets of CLA, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Transaction will be presented as those of Ouster in future reports of Ouster PubCo.

Other Events in Connection with the Transaction

In connection with the Transaction, Ouster PubCo issued and sold 10,000,000 shares of its common stock at a purchase price of $10.00 per share pursuant to the PIPE Investment.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects the adoption of Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Ouster PubCo upon consummation of the Transaction. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The proceeds remaining after the payment of CLA underwriter fees and payment of transaction costs related to the Transaction are expected to be used to advance the development and manufacturing of Ouster’s high-performance digital lidar sensors and accelerate digital lidar’s adoption and rapid scale across key end markets. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Ouster PubCo following the completion of the Transaction. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. CLA and Ouster have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects CLA shareholders’ approval of the Transaction on March 9, 2021, and that CLA public shareholders holding 52,343 shares elected to redeem their shares prior to the Closing.

The following summarizes the Ouster PubCo common stock issued and outstanding immediately after the Transaction:

Stockholder	Shares	%
Former CLA Class A shareholders	19,947,657	12.4
Sponsor and related parties (1)	6,175,000	3.8
Former Ouster stockholders and Former Ouster warrant holders (2)	126,501,548	78.3
Third Party Investors in PIPE Investment (3)	8,825,000	5.5

Total shares of Ouster PubCo common stock outstanding at closing of the Transaction	161,449,205	100.0

(1)

Amount includes 5,000,000 shares of Ouster PubCo common stock the Sponsor received upon conversion of its Class B ordinary shares and 1,175,000 shares subscribed for by the Sponsor Related PIPE Investors.

(2)

Amount includes 3,749,938 shares of Ouster PubCo common stock related to the conversion of all outstanding shares of Ouster unvested restricted shares and early exercised stock options subject to repurchase and 2,172,238 vested and unvested shares of Ouster PubCo common stock related to vested and unvested Ouster common stock issued in exchange for non-recourse notes.

(3)	Amount includes 1,250,000 shares of Ouster PubCo common stock subscribed for by current stockholders of Ouster.

The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding CLA Warrants issued in connection with its IPO as such securities are not exercisable until August 2021.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of CLA and Ouster. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

(in thousands, except share and per share data)

	December 31, 2020				December 31, 2020
	Colonnade (Historical, as Restated)	Colonnade Pro Forma Adjustments		Colonnade Pro Forma	Ouster, Inc. (Historical)	Ouster Pro Forma Adjustments		Ouster Pro Forma	Merger Related Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$698	$199,537	B	289,319	11,362	—		11,362	$(3,452)	K	$277,884
		(7,000)	C						(19,345)	L
		96,084	F
Restricted cash, current	—	—		—	276	—		276	—		276
Accounts receivable, net	—	—		—	2,327	—		2,327	—		2,327
Inventory, net	—	—		—	4,817	—		4,817	—		4,817
Prepaid expenses and other current assets	314	—		314	2,441	—		2,441			2,755

Total current assets	1,012	288,621		289,633	21,223	—		21,223	(22,797)		288,059
Marketable securities held in trust account	200,061	(524)	A	—	—	—		—			—
		(199,537)	B
Property and equipment, net	—	—		—	9,731	—		9,731	—		9,731
Operating lease, right-of-use assets	—	—		—	11,071	—		11,071	—		11,071
Restricted cash, non-current	—	—		—	1,004	—		1,004	—		1,004
Other assets	—	—		—	3,385	(3,373)	G	12	—		12

Total assets	$201,073	$88,560		289,633	46,414	(3,373)		43,041	$(22,797)		$309,877

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	—	—		—	6,894	16,057	G	22,951	(19,345)	L	3,606
Accrued and other current liabilities	2,348	—		2,348	4,121	(85)	G	4,036	(1,766)	K	4,618
Accrued offering costs	—	—		—	—	—		—	—		—
Operating lease liability, current portion	—	—		—	2,772	—		2,772	—		2,772
Short-term debt	—	—		—	7,130	—		7,130			7,130

Total current liabilities	2,348	—		2,348	20,917	15,972		36,889	(21,111)		18,126
Long term debt	—	—		—	—	—		—	—		—
Operating lease liability, long-term portion	—	—		—	11,908	—		11,908	—		11,908
Deferred underwriting fee payable	7,000	(7,000)	C	—	—	—		—	—		—
Public warrants derivative liability	35,800	(35,800)	O	—	—	—		—	—		—
Private warrants derivative liability	22,834	—		22,834	—	—		—	—		22,834
Redeemable convertible preferred stock warrant liability	—	—		—	49,293	(49,293)	H	—	—		—
Other non-current liabilities	—	—		—	978	—		978	—		978

Total liabilities	67,982	(42,800)		25,182	83,096	(33,321)		49,775	(21,111)		53,846

Commitments and contingencies
Redeemable convertible preferred stock	—	—		—	39,225	(39,225)	I	—	—		—
Class A ordinary shares subject to possible redemption	128,091	(524)	A	—	—			—	—		—
		(127,567)	D
Stockholders’ equity (deficit):											—
Common Stock	—	1	F	3	—	—		—	13	M	16
		2	E
Class A ordinary shares	1	2	D	—	—	—		—	—		—
		(3)	E
Class B ordinary shares	1	(1)	E	—	—	—		—	—		—
Ouster Common Stock	—	—		—	—	—	H	1	(1)	M	—
						1	I
Additional paid-in capital	56,511	127,565	D	315,961	133,468	(19,345)	G	204,592	(1,686)	K	467,342
		2	E			49,293	H		(12)	M
		96,083	F			39,224	I		(51,513)	N
		35,800	O			1,952	J
Retained earnings (Accumulated deficit)	(51,513)	—		(51,513)	(209,375)	(1,952)	J	(211,327)	51,513	N	(211,327)

Total stockholders’ equity (deficit)	5,000	259,451		264,451	(75,907)	69,173		(6,734)	(1,686)		256,031

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$201,073	$88,560		289,633	46,414	(3,373)		43,041	$(22,797)		$309,877

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2020

(in thousands, except share and per share data)

	For the period from June 4, 2020 (inception) through December 31, 2020	For the year ended December 31, 2020	Pro Forma Adjustments		Pro Forma Combined
	CLA (Historical, as Restated)	Old Ouster, Inc. (Historical)
Revenue
Product revenue	$—	$16,886	$—		$16,886
Service revenue	—	2,018	—		2,018

Total revenue	—	18,904	—		18,904

Cost of revenue
Cost of product	—	17,365	—		17,365
Cost of services	—	26	—		26

Total cost of revenue	—	17,391	—		17,391

Gross profit	—	1,513	—		1,513
Operating expenses:
Research and development	—	23,317	—		23,317
Sales and marketing	—	8,998	—		8,998
General and administrative	—	20,960	2,764	AA	34,676
			9,000	BB
			1,952	CC
Formation and operational costs	2,764	—	(2,764)	AA	—

Total operating expenses	2,764	53,275	10,952		66,991

Loss from operations	(2,764)	(51,762)	(10,952)		(65,478)
Other (expense) income
Interest income	—	24	—		24
Change in fair value of warrants liabilities	(48,439)	—	29,575	GG	(18,864)
Interest earned on marketable securities held in trust account	58		(58)	EE	—
Interest expense	—	(2,517)	—		(2,517)
Unrealized loss on marketable securities held in trust account	3		(3)	EE	—
Allocated expense for warrant issuance costs	(371)	—	371	DD	—
Other income (expense), net	—	(52,150)	48,440	FF	(3,710)

Total other income (expense), net	(48,749)	(54,643)	78,325		(25,067)
Loss before income taxes	(51,513)	(106,405)	67,373		(90,545)
Provision for income tax expense	—	375	—		375

Net loss	$(51,513)	$(106,780)	$67,373		$(90,920)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	13,913,043	—			—
Basic and diluted net income (loss) per share, Class A Ordinary shares	$0.00	$—			$—
Basic and diluted weighted average shares outstanding, Class B ordinary shares	5,000,000	—			—
Basic and diluted net loss per share, Class B ordinary shares	$(13.52)	$—			$—
Weighted average common shares outstanding, basic and diluted		17,858,976			155,527,030
Net loss per common share, basic and diluted		$(5.98)			$(0.58)

(1)

Net loss per ordinary share – basic and diluted excludes income attributable to ordinary shares subject to possible redemption of $0.06 million for the period from June 4, 2020 (inception) through December 31, 2020

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Transaction is accounted for as a reverse recapitalization under GAAP. Under this method of accounting, CLA is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Ouster stockholders comprising a relative majority of the voting power of Ouster PubCo and having the ability to nominate the members of Ouster PubCo’s board of directors, Ouster’s operations prior to the acquisition comprising the only ongoing operations of Ouster PubCo, and Ouster’s senior management comprising a majority of the senior management of Ouster PubCo. Accordingly, for accounting purposes, the financial statements of Ouster PubCo will represent a continuation of the financial statements of Ouster with the Transaction treated as the equivalent of Ouster issuing stock for the net assets of CLA, accompanied by a recapitalization. The net assets of CLA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transaction will be presented as those of Ouster in future reports of Ouster PubCo.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the unaudited pro forma condensed balance sheet for CLA as of December 31, 2020 and the unaudited pro forma condensed balance sheet of Ouster as of December 31, 2020, giving effect to the transaction as if the Transaction and other events contemplated by the Merger Agreement had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of CLA for the period from June 4, 2020 (inception) through December 31, 2020 (Restated) and the historical consolidated statement of operations and comprehensive loss of Ouster for the year ended December 31, 2020, giving effect to the transaction as if the Transaction and other events contemplated by the Merger Agreement had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical audited consolidated financial statements of CLA (as restated) as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020 included in CLA’s Annual Report on Form 10-K filed with SEC on March 9, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on June 30, 2021; and

•	the historical audited consolidated financial statements of Ouster as of and for the year ended December 31, 2020 included as Exhibit 99.1 to this Amendment No. 2 on Form 8-K/A.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Ouster PubCo’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and related transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects the adoption of Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Ouster PubCo upon consummation of the Transaction and other events contemplated by the Merger Agreement. CLA and Ouster have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(A)	Represents the redemption of 52,343 of CLA Class A ordinary shares for $0.5 million.

(B)	Reflects the liquidation and reclassification of $199.5 million of investments held in the trust account to cash and cash equivalents that becomes available to fund the Transaction at the Closing.

(C)	Reflects the payment of $7.0 million of deferred underwriters’ fees incurred during CLA’s initial public offering due upon completion of the Transaction.

(D)	Reflects the reclassification of CLA Class A ordinary shares subject to possible redemption to permanent equity.

(E)

Reflects the conversion of 19,947,657 CLA Class A ordinary shares and 5,000,000 CLA Class B ordinary shares into shares of common stock considering redemption of 52,343 CLA Class A ordinary shares and following the change of jurisdiction of incorporation from Cayman Islands to the State of Delaware.

(F)

Reflects the proceeds of $100.0 million from the issuance and sale of 10.0 million shares of CLA common stock at $10.00 per share pursuant to the PIPE Investment entered into with PIPE Investors net of issuance costs of $3.9 million.

(G)

Represents the accrual of direct and incremental transaction costs incurred subsequent to December 31, 2020 by Ouster related to the Transaction for advisory, banking, printing, legal and accounting, and reclassification of the direct and incremental transaction costs incurred on or prior to December 31, 2020 from other assets to additional paid-in capital.

(H)	Reflects net share settlement of Ouster redeemable convertible preferred stock warrants and elimination of the warrant liability upon closing of the Transaction.

(I)	Reflects the conversion of Ouster redeemable convertible preferred stock into Ouster common stock pursuant to the conversion rate effective immediately prior to the Transaction.

(J)	Represents incremental compensation expense related to partial acceleration of Ouster options in connection with the Transaction.

(K)

Represents payment of estimated direct and incremental transaction costs incurred by CLA of approximately $3.5 million in advisory, banking, printing, legal, and accounting fees in connection with the Transaction.

(L)	Represents payment of estimated direct and incremental transaction costs incurred by Ouster related to the Transaction of approximately $19.3 million.

(M)	Represents the recapitalization of Ouster equity and issuance of 126,501,548 of the Ouster PubCo common stock at the Exchange Ratio of approximately 0.703.

(N)	Reflects the elimination of CLA’s historical retained earnings.

(O)	Represents the reclassification of liability relating to Public Warrants to equity upon the consummation of the Transaction.

Ouster issued a $5 million promissory note in January 2021 to certain current investors of Ouster (or an affiliate thereof) to help continue to fund Ouster’s ongoing operations through the consummation of the Transaction. The note will accrue interest at a rate equal to LIBOR plus 8.5% per annum. The promissory note issued would increase cash and cash equivalents and short term debt of Ouster Pro Forma Adjustments and decrease cash and cash equivalents and short term debt of Merger Related Pro Forma Adjustments by the same amount. Such promissory note has been repaid by its terms in connection with the consummation of the Transaction. There would be no impact on Pro Forma Combined amounts presented due to this event.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA)	Reflects the reclassification of costs incurred relating to the formation of CLA to general and administrative expenses.

(BB)

Represents impact of the equity awards granted upon consummation of the Transaction to the Chair of the Board of Directors of Ouster PubCo. The equity awards include restricted stock units (“RSUs”), options and performance-based units (“PSU”). The options and PSUs include market conditions which impacts vesting and exercisability of these awards based on the achievement of specific price thresholds over the 5-year term commencing on the date of consummation of the Transaction. The compensation expense for RSUs is recognized under the straight-line attribution approach. The compensation expense for the options and PSUs is recognized under the graded vesting approach with each tranche treated as a separate equity award. The fair value of these equity awards was determined based on the closing price of CLA Class A ordinary shares on March 11, 2021.

(CC)	Represents incremental compensation expense related to partial acceleration of Ouster options in connection with the Transaction.

(DD)	Represents the elimination of investment income and unrealized loss on marketable securities related to the investment held in the trust account.

(EE)	Represents the elimination of a non-cash loss of approximately $48.4 million associated with the fair value of the Series B redeemable convertible preferred stock warrant liability.

(FF)	Represents the elimination of loss on adjustment to the fair value of Public Warrants liability which is reclassified into equity upon consummation of the Transaction.

3. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transaction and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Transaction is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Transaction have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information (in thousands, except per share data):

For the Year Ended December 31, 2020
Pro forma net loss - Basic	$(90,920)
Fair value gain related to liability classified private warrants	n/a

Pro forma net loss - Diluted	$(90,920)
Basic weighted average shares outstanding	155,527,030
Incremental shares related to dilutive liability classified private warrants under the treasury stock method	n/a

Diluted weighted average shares outstanding	155,527,030
Pro forma net loss per share—Basic	$(0.58)
Pro forma net loss per share—Diluted (1)	$(0.58)
Weighted average shares outstanding—basic
CLA Class A shareholders	19,947,657
Sponsor and related parties	6,175,000
Former Ouster stockholders and warrant holders (2)	120,579,373
Third Party Investors in PIPE Investment	8,825,000

155,527,030

(1)	Outstanding options and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.
(2)

Amount excludes (i) 3,749,938 shares of Ouster PubCo common stock related to the conversion of all outstanding shares of Ouster unvested restricted shares and early exercised stock options subject to repurchase and (ii) 2,172,238 vested and unvested shares of Ouster PubCo common stock related to vested and unvested shares of Ouster common stock issued in exchange for non-recourse notes, which will be repaid or forgiven at the time of closing of the Transaction.